AZZ Inc. Announces the Appointment of Rhonda Davenport as Chief Human Resources Officer

Veteran HR executive brings more than 20 years of leadership experience in culture transformation, talent development and organizational growth

August 3, 2026 – FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), the leading independent provider of hot-dip galvanizing and coil coating solutions in North America, today announced the appointment of Rhonda Davenport as Chief Human Resources Officer, effective August 3, 2026.
In this role, Davenport will lead AZZ’s human resources strategy, including talent acquisition, leadership development, employee engagement, total rewards, organizational effectiveness, succession planning and culture initiatives across the Company’s operations.

“We are pleased to welcome Rhonda to AZZ’s executive leadership team,” said Tom Ferguson, President and Chief Executive Officer of AZZ Inc. “Rhonda is a proven human resources leader with deep experience building high-performing teams, strengthening culture and aligning people strategies with business objectives. Her track record of driving measurable results in complex, multi-site organizations will be valuable as AZZ continues to grow and execute our strategic priorities.”

Davenport brings more than 20 years of progressive human resources leadership experience across financial services, technology, consumer services and nonprofit organizations, including multi-site, multi-state and international environments. Most recently, she served as Chief People Officer for Cain Watters & Associates, where she led end-to-end human resources for the organization, provided HR oversight for portfolio companies and a nonprofit organization, and built the HR function to support significant organizational growth.

Throughout her career, Davenport has led initiatives focused on culture transformation, executive recruiting, employee engagement, leadership development, benefits optimization, learning and development, workforce planning, policy governance and HR technology. Her experience also includes senior HR leadership roles with Unisys Corporation, Speed Commerce, Sirius XM, Freeman Company, Kohl’s Department Stores, the Federal Reserve Bank of Dallas.

“I am honored to join AZZ at an exciting time in the Company’s growth,” said Davenport. “AZZ’s commitment to its employees, customers and shareholders is clear, and I look forward to partnering with the leadership team to continue advancing a strong, inclusive and performance-driven culture.”

Davenport earned a Bachelor of Science in Interdisciplinary Studies with an emphasis in Human Resource Development and a minor in Business from Texas A&M University. She also holds PHR certification from the Human Resource Certification Institute and SHRM-CP certification from the Society for Human Resource Management.
About AZZ Inc.
Founded in 1956, AZZ Inc. is the leading independent provider of hot-dip galvanizing and coil coating solutions to a broad range of end-markets in North America. Collectively, AZZ’s business segments provide sustainable, unmatched metal coating solutions that enhance the longevity and appearance of buildings, products and infrastructure that are essential to everyday life.

Safe Harbor Statement
Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as "may," "could," "should," "expects," "plans," "will," "might," "would," "projects," "currently," "intends," "outlook," "forecasts," "targets," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial, and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date they are made and are subject to risks that could cause them to differ materially from actual results. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our manufactured solutions, including demand by the construction market; infrastructure; transportation; HVAC & appliance; container; and the metal coatings end markets. We could also experience additional production costs, including increases due to inflation, in labor costs, components and raw materials including zinc and natural gas, which are used in our hot-dip galvanizing process and paint used in our coil coating process; supply chain vendor delays; delays in additional acquisition opportunities; an increase in our debt leverage and/or interest rates on our debt, of which a significant portion is tied to variable interest rates; availability of experienced management and employees to implement AZZ's growth strategy; a downturn in market conditions in any industry relating to the manufactured solutions that we provide; economic volatility, including a prolonged economic downturn or macroeconomic conditions such as inflation or changes in the political stability in the United States or Canada; tariffs, acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business, including in Part I, Item 1A. Risk Factors, in AZZ's Annual Report on Form 10-K for the fiscal year ended February 28, 2026, and other filings with the SEC, available for viewing on AZZ's website at www.azz.com and on the SEC's website at www.sec.gov.You are urged to consider these factors carefully when evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
David Nark, Chief Marketing, Communications, and Investor Relations Officer
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contact:
Sandy Martin / Phillip Kupper
Three Part Advisors
(214) 616-2207 or (817) 368-2556
www.threepa.com